Exhibit 99.4

Confidential Draft Subject to FRE 408 & Similar Provisions Subject to Provisions in the Pre-Negotiation Agreement dated April 22, 2020 Preliminary Analysis – Subject to Material Revision Not for Further Distribution CBL & Associates Properties, Inc. Term Sheet December 22, 2020 © 2020, Ducera Partners LLC / CONFIDENTIAL

Confidential Draft
Subject to FRE 408 & Similar Provisions
Subject to Provisions in the Pre-Negotiation Agreement dated April 22, 2020
Preliminary Analysis – Subject to Material Revision

Restructuring Term Sheet

($inmillions)		Wells Fargo 12/22/20 Proposal Terms
Consideration	Existing Credit Facility	$991m (100% of banks' existing Credit Facility holdings) (1) – $850m New Term Loan – $141m Cash Full cash payment on account of accrued, retroactive interest
Consideration	Existing Crossholders	$[82.5 – 95]m in New Notes and cash(2) [10 - 20]% of reorganized equity
Consideration	Existing Notes	$500m New Notes 90% reorganized equity less amount to Consenting Crossholders $25m Cash
Consideration	Existing Equity	10% reorganized equity
New Term Loan Terms	Collateral Support	1L on existing borrowing base and select other properties totaling ~$145m 2021P NOI(3) Payment guarantees from all other CBL entities capped at lower of New Notes balance and New Notes guarantee cap
New Term Loan Terms	Maturity	2025 (3 Years; Two 1 Year Extension Options); extension requirements TBD
New Term Loan Terms	Rate	L+500bps; 100bps floor
New Term Loan Terms	Amortization	$60m years 1-3, $70m thereafter
New Term Loan Terms	Covenants	Debt yield, ECF, and capex covenants, among others, as previously proposed
New Term Loan Terms	ECF Sweep	100% of excess cash from borrowing base properties
New Notes Terms	Collateral Support	1L on currently unencumbered assets other than pro forma borrowing base properties totaling $97m in 2021P NOI Payment guarantee up to the New Notes balance or lower guarantee cap (TBD)
New Notes Terms	Maturity	2028 (8 Years)
New Notes Terms	Rate	9.0%

Notes:
(1) Wells Fargo analysis based on ~$1,123m currently outstanding aggregate credit facility balance.
(2) New Notes and cash split TBD.
(3) Wells Fargo to select in its discretion additional properties to reach target 2021P NOI from asset list on the following page.

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Jones Day Ducera

Confidential Draft
Subject to FRE 408 & Similar Provisions
Subject to Provisions in the Pre-Negotiation Agreement dated April 22, 2020
Preliminary Analysis – Subject to Material Revision

Potential Additional New Term Loan Collateral

- Wells Fargo will select a subset of the properties below in addition to the current Borrowing Base properties in order to reach the target NOI levels outlined in the proposal

Potential Collateral - Select Currently Unencumbered Properties
Alamance Crossing - West
Brookfield Square
Coolsprings Crossing
Frontier Square
Gunbarrel Point
Parkway Place
Pearland Town Center - HCA Office
Pearland Town Center - Residences
Shoppes @ St. Clair
Southaven Towne Center
Southaven Towne Center - Self Development
St. Clair Square
Sunrise Commons
Valley View Mall
WestGate Crossing
West Towne Crossing

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© 2020, Ducera Partners LLC / CONFIDENTIAL

JONES DAY Ducera

Confidential Draft Subject to FRE 408 & Similar Provisions Subject to Provisions in the Pre-Negotiation Agreement dated April 22, 2020 Preliminary Analysis – Subject to Material Revision Disclaimer The information herein has been prepared exclusively for the Recipient by Ducera Partners LLC (“Ducera”). The information contained herein is based on public and private sources and Ducera has not assumed any responsibility for independently verifying such information. No representation or warranty, express or implied, is or will be made, and no responsibility or liability is or will be accepted, by Ducera or by any of its officers, directors or agents as to or in relation to the accuracy or completeness of any information contained herein. In furnishing this information, Ducera undertakes no obligation to provide the Recipient with access to additional information, to update any information contained herein, or to correct any inaccuracies herein. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Ducera. © 2020, Ducera Partners LLC / CONFIDENTIAL